EXHIBIT-10.1
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                              EMPLOYMENT AGREEMENT
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            This Employment Agreement (this "Agreement") is made and entered into as of the 1st day of April, 1989, by and between OCULOKINETICS, INC., a California corporation, (the "Company") and Charles E. Phillips, an individual and an employee of the Company (the "Employee").


                                    RECITALS
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            A. The Company is a corporation organized and existing under the laws of the State of California with its principal place of business at 2311
   W. 205th Street, Suite 104, Torrance, California 90501.

            B. The Employee has served the Company in an executive capacity for a number of months. The Employee and the Company desire to enter into an employment agreement to recognize fully the contributions of the Employee to the Company. The parties desire that this Agreement supersede the prior employment agreement between the Company and the Employee (the "Prior Agreement").

            C. The Employee desires to continue to be employed by the Company on the terms and subject to the conditions of this Agreement.

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          NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, conditions and agreements hereinafter set forth, the parties hereby agree as follows:

          1. EMPLOYMENT. The Company hereby hires and employs the Employee, and the Employee hereby agrees to serve the Company, under and subject to all of the terms, conditions and provisions hereof, as President and Treasurer of the Company and in such other executive capacity or capacities as the Board of Directors of the Company may from time to time designate. The Employee's duties shall be subject to such policies and directions as may be established or given by the Board of Directors of the Company from time to time. The Employee further agrees to serve the Company well and faithfully in the executive capacities to which Employee is appointed.

          2. TERM OF EMPLOYMENT. The term of employment of the Employee shall commence on the date hereof and shall continue for a period of five (5) years hereafter (the "Term of Employment") unless sooner terminated as provided herein. This Agreement supersedes the Prior Agreement, and the Prior Agreement is terminated effective as of the date hereof.

          The term of this Agreement shall be automatically renewed on a year to year basis unless one of the parties gives the other party notice, at least sixty (60) days prior to any expiration date, that such party elects not to renew this Agreement.

          3. PLACE OF EMPLOYMENT. During the term of this Agreement, Employee will not be required to undertake any duties or responsibilities that would make

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it necessary or desirable to Employee to move Employee's residence outside of the Los Angeles area without Employee's prior written consent.

          4.     COMPENSATION.

                 (a) For all services rendered by the Employee under this Agreement, the Employee shall be paid as compensation:

                           (i) A base salary at the initial rate of Ninety
Thousand Dollars ($90,000.00) per annum payable in equal semimonthly installments, subject to any deductions or withholdings required by law (the "Base Salary"). Within thirty (30) days after the close of each fiscal year of the Company during the Term of Employment, commencing with the fiscal year ending December 31, 1989, the Base Salary shall be increased by an amount mutually agreed upon by the Board of Directors of the Company and the Employee after an evaluation of the Employee's performance during such fiscal year.

                           (ii) In addition to the Base Salary provided above,
commencing with the fiscal year ending December 31, 1989, the Company shall pay the Employee, within thirty (30) days after the publication of the audited financial statements of each fiscal year of the Company, a discretionary cash bonus in an amount mutually agreed upon by the Board of Directors of the Company and the Employee after an evaluation of the Employee's performance during such fiscal year.

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          5. EMPLOYEE BENEFITS. The Employee shall also receive the following benefits:

                 (a) The Employee shall be entitled to a minimum paid vacation of three (3) weeks for each twelve (12) month period of employment. The employee shall have the right to take such vacation days during the twelve (12) month period immediately succeeding the year in which they accrued; provided, however, that in the event the Employee is unable for any reason to take the total amount of vacation time to which Employee is entitled during any year, Employee may accrue such time and add it to the vacation time for any following year.

                 (b) BUSINESS EXPENSES. The Employee is authorized to incur reasonable expenses for the Company's business purposes, including, but not limited to, expenses for entertainment, travel, lodging, management seminars and telephone use. The Company shall promptly reimburse the Employee for all expenses incurred on behalf or for the benefit of the Company upon the submission by the Employee of a request for reimbursement and adequate supporting documentation.

                 (c) The Employee shall receive an automobile allowance in the amount of Four Hundred Fifty Dollars ($450.00) per month for each month of Employee's employment hereunder. Such allowance shall be paid on the first day of each month during the Term of Employment.

                 (d) The Company shall furnish the Employee with office space, stenographic assistance, secretarial and word processing assistance, telephone,

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postage and such other supplies, equipment, facilities and services as shall be suitable and customary to the Employee's position and adequate for the performance of Employer's duties pursuant to this Agreement.

                 (e) The Company shall maintain in full force and effect during the term of the Employee's employment hereunder a comprehensive policy of medical and dental insurance covering the Employee and Employee's spouse.

                 (f) In the event of the termination of the Employee's employment by reason of Employee's Disability (as defined in Section 8(a) hereof), the Company shall continue to pay the Employee (1) Employee's full Base Salary for each of the first six (6) months after termination, and (2) one-half (1/2) of Employee's full Base Salary for each of the seventh through twelfth months after such termination. In addition the Company shall pay to Employee all amounts of Deferred Salary and or Management Fees, if any, and Promissory Notes payable to Employee plus accrued interest on such notes, if any, and other benefits earned or accrued through the date of termination.

                 (g) In addition to the foregoing benefits, the Employee shall be entitled to participate in or receive insurance coverage, sick leave and other fringe benefits under any employee benefit plans or arrangements made available by the Company in the future to its executives and key management employees, subject to, and on a basis consistent with, the terms, conditions

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and overall administration of such plans presently in effect or made available in the future.

          6. LIFE INSURANCE. Company may, subject to its discretion, at any time apply for and procure, at its own expense as owner and for its own benefit, insurance on the life of Employee in such amounts and in such form as Company deems appropriate. At the request of Company, Employee shall submit to such medical examinations(s), supply such information and execute such documents as may be required by the insurer. Employee shall have no interest in any such policy.

          7. TERMINATION BY THE COMPANY. The Employee's employment hereunder may be terminated by the Company without any breach of this Agreement only under the circumstances described below:

                 (a) DEATH. The Employee's employment hereunder shall terminate upon Employee's death. In event of the death of the Employee during the Term of Employment, the date of termination shall be on the date of death.

                 (b) DISABILITY. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from its duties hereunder for a period of one hundred fifty (150) consecutive days, and, within thirty (30) days after written notice of the Company's intention to exercise its rights under this Section 7 is given (which may not be given prior to the expiration of such one hundred fifty (150) day period) shall not have returned to the performance of its duties hereunder on a full time basis ("Employee's Disability"), the Company may terminate the Employee's employment

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employment hereunder by giving written notice to such effect to the Employee. In the event of the termination of the Employee's employment hereunder pursuant to this Section 7, the date of termination shall be the date on which notice of termination is received by the Employee or Employee's personal representative.

                 (c) FOR CAUSE. The Company may terminate the Employee's employment under this Agreement at any time for cause. For purposes of this Agreement, the term "cause" shall be limited to the following: (i) acts by Employee involving moral turpitude which reflect materially and adversely on the Company, its reputation, or its assets; (ii) gross and continued neglect by the Employee of Employee's duties as Vice President of the Company, which neglect continues for more than thirty (30) days after written notice specifying the nature thereof is received by the Employee; (iii) conviction of a crime involving moral turpitude, including, without limitation, theft or embezzlement;
(iv) continuing alcohol or drug abuse; or (v) a material breach of this Agreement which breach remains uncured for a period of thirty (30) days after written notice specifying the nature of such breach to the Employee; provided, however, that if the nature of such breach is such that more than thirty (30) days are reasonably required for its cure, then the Company shall not have the right to terminate this Agreement if the Employee commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to

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completion. Termination pursuant to this Section 7 shall be written notice to the Employee which notice shall specify the cause for termination.

                 (d) WITHOUT CAUSE. The Company may, at any time upon the vote of a majority of the Directors of the Company then in office, terminate the Employee without cause upon ninety (90) days' prior written notice to the Employee setting forth the reasons, if any, for the termination. For the purposes of this Agreement, the term "without cause" shall mean termination for grounds other than those specified in Subsections (a), (b) or (c) of this
Section 7. In the event that the Employee is terminated without cause, the Employee shall be entitled to the payments provided in Section 9 of this Agreement.

          8. TERMINATION BY THE EMPLOYEE. The Employee may terminate its employment hereunder by written notice to the Company upon the occurrence of either of the following events:

                 (a) Substantial physical or mental disability which renders or will render the day-to-day performance of Employee's duties impossible or hazardous to perform for a period of at least one hundred fifty (150) consecutive days, provided that the Employee shall have furnished the Company with a written statement from a qualified doctor to such effect; or

                 (b) The Company's failure to comply with any of the terms and conditions of this Agreement, which failure is not cured within thirty (30) days after the Company's receipt of written notice specifying the nature of such noncompliance.

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          9. COMPENSATION UPON TERMINATION OR DISABILITY.

                 (a) DEATH. If the Employee's employment is terminated by Employee's death, the Company shall pay the Employee's full Base Salary, all Deferred Salary and or Management Fees, if any, and Promissory Notes payable to Employee with accrued interest on such notes, if any, and any other accrued benefits through the date of Employee's death. In addition, the Company shall reimburse the Estate of the Employee for any expenses incurred by the Employee in performing its duties under this Agreement. Such payments shall be made to the Employee's surviving spouse, or if there is no spouse surviving, to the Employee's estate.

                 (b) DISABILITY. During any period that the Employee fails to perform its duties hereunder as a result of incapacity due to physical or mental illness (the "Disability Period") the Employee shall continue to receive Employee's full Base Salary, bonuses and other benefits at the rate in effect for such period until Employee's employment is terminated by the Company for Employee's Disability pursuant to Section 7(b) hereof, provided that payments so made to the Employee during the Disability Period shall be reduced by the sum of the amounts, if any, which were paid to the Employee at or prior to the time of any such payment under disability benefit plans of the Company and which were not previously applied to reduce any such payment. If the Employee's employment is terminated by the Company pursuant to Employee's Disability as defined in
Section 7(b) hereof, the Company shall pay to the Employee the amounts set forth

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in Section 5(f) hereof. If the Employee shall terminate its employment under
Section 8(a) hereof, the Company shall pay the Employee its full Base Salary, all Deferred Salary and or Management Fees, if any, and Promissory Notes payable to Employee plus accrued interest on such notes, if any, and other benefits earned or accrued through the date of termination at the rate in effect on the date on which the notice of termination is received.

                 (c) FOR CAUSE BY THE COMPANY. If the Employee's employment shall be terminated for cause by the Company pursuant to Section 7(c) hereof, the Company shall pay the Employee its full Base Salary, all Deferred Salary and or Management Fees, if any, and Promissory Notes payable to Employee plus accrued interest on such notes, if any, and other benefits earned or accrued through the date of termination at the rate in effect on the date on which notice of termination is received, whereby the Company shall have no further obligations to the Employee under this Agreement.

                 (d) WITHOUT CAUSE. If the Employee's employment is terminated by the Company without cause pursuant to Section 7(d) hereof or the Employee terminates its employment hereunder pursuant to Section 8 hereof, then the Company shall pay to the Employee, on or before the effective date of termination, an amount equal to the sum of (i) that portion of the Employee's Base Salary and benefits earned or accrued through the effective date of

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termination and (ii), the greater of (1) the full Base Salary which would have otherwise been paid to the Employee for the remainder of the Term of Employment in the event that such termination occurs at least one (1) year prior to the expiration of the Term of Employment; or (2) an amount equal to one year's Base Salary at the rate in effect on the effective date of termination in the event that such termination occurs within one (1) year prior to the expiration of the Term of Employment. In addition, Employer shall pay all Deferred Salary and or Management Fees, if any, Notes Payable to Employee with accrued interest, if any, and any other benefits earned or accrued through the date of termination. In the event that, other than by mutual agreement of the Company and the Employee (which agreement shall be in writing signed by the Company and the Employee), the Company fails or refuses to extend the Term of Employment upon the expiration thereof pursuant to this Agreement, or upon the expiration of any subsequent extension thereof, the Company shall pay to the Employee, on or before the expiration date of the Term of Employment, or any extension thereof, as the case may be, a sum equal to the Base Salary payable to the Employee during the year preceding the expiration date of the Term of Employment or any extension thereof, as the case may be. In no event shall any payments owing to the Employee by the Company pursuant to this Section be reduced by any amounts earned by the Employee subsequent to the termination of its employment by the Company.

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                 (f) TERMINATION BY THE EMPLOYEE. If Employee's employment is terminated by the Employee pursuant to Section 8 hereof, the Company shall pay to the Employee, on or before the effective date of termination, Employee's full Base Salary earned through date of termination, and all Deferred Salary and or Management Fees, if any, and Promissory Notes payable to Employee, with accrued interest on such notes, if any, and other benefits earned or accrued through the date of termination.

                 (f) PRORATION OF BONUSES. Any bonuses payable under this
Section 9 shall be prorated for any period of employment not covering an entire fiscal year.

          10. INDEMNIFICATION OF THE EMPLOYEE. The Company will obtain and maintain in full force and effect during the Term of Employment, a directors' and officers' liability insurance policy with coverage limits in United States Dollars in an amount convertible into not less than One Million Dollars ($l,000,000.00) to indemnify and defend the Employee from and against any losses, liabilities, suits, claims, demands, damages, fees, costs and expenses, including without limitation, interest, penalties, reasonable attorneys' and accountants' fees and expenses, and court costs arising out of or relating to the office held by the Employee pursuant to this Agreement or the performance by the Employee of its duties under this Agreement so long as the Employee acted in good faith and in a manner Employee reasonably believed to be in the best interests of the Company.

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          11. CONFIDENTIAL INFORMATION. Employee agrees that, at all times, both during Employee's employment and after its termination, Employee will keep in confidence and trust any information of a confidential or secret nature (a) applicable to the business of Company, or (b) applicable to the business of any customer of Company, which may be made known to Employee by Company or by any customer of Company or learned by Employee during the period and in the course of Employee's employment by Company ("Proprietary Information"). Employee further agrees not, without Company's prior express written consent, to use, disclose, lecture on or publish articles concerning any of such Proprietary Information except as may be necessary in the ordinary course of performing its duties as an employee of Company.

          12. SURRENDER OF BOOKS AND REPORTS. The Employee agrees that upon termination of its employment for any reason, Employee will immediately surrender to the Company all lists, books and records in Employee's possession relating to the business of the Company or any of its affiliates, and all other properties belonging to the Company or any of its affiliates, it being distinctly understood that all such lists, books, records and other documents or properties are and shall remain the property of the Company or such affiliates.

          13. GENERAL RELATIONSHIP. The Employee shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations, including, but not limited to, laws and regulations governing

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unemployment insurance, worker's compensation, industrial accident, labor and taxes.

          14. CERTIFICATION OF EMPLOYABILITY. Employee certifies that its performance (a) of all the terms of this Agreement, and (b) as an employee of Company, does not and will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to Employee's employment with Company. Employee represents further that such performance does not and will not breach any agreement with others to assign patents, inventions or research and development products, whether or not patentable, made or conceived or first reduced to practice or learned by Employee either alone or jointly with others. Employee will not disclose to Company, or induce Company to use, any proprietary information belonging to others. Employee agrees not to enter into any agreement, either written or oral, in conflict with this Section.

          15. MISCELLANEOUS.

                 (a) All notices which are required or permitted to be given pursuant to this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or by telegraph or by registered or certified airmail, postage prepaid, addressed as follows:

          If to the Company:

                 OculoKinetics, Inc.
                 2311 W. 205th Street
                 Suite 104
                 Torrance, California 90501

                 Attention: Ronald A. Waldorf, Vice President

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          With Copy to:

                 Samuel H. Anker, Esq.
                 Anker, Alpert & Hymes
                 16311 Ventura Boulevard
                 Suite 1200
                 Encino, California 91436--2144

          If to the Employee:

                 Charles E. Phillips
                 4304 Rousseau Lane
                 Palos Verdes Peninsula, California 90274

          Notice shall be deemed to have been given upon receipt thereof as to communications which are personally delivered or telegraphed and five (5) days after deposit of the same in any United States mail post office box in the state of which the notice is addressed, or seven (7) days after deposit of same in any such post office box other than in the state to which the notice is addressed, postage prepaid, addressed as set forth above. Notice shall not be deemed given under the preceding sentence unless and until notice shall be given to all addresses above other than the sender. The addresses and addressees for the purpose of this Section 15 may be changed by giving written notice of such change in the manner provided herein for giving notice. Unless and until such written notice is given, the addresses and addressees as stated by prior written notice, or as provided herein if no written notice of change has been given, shall be deemed to continue in effect for all purposes hereunder.

                 (b) SEVERABILITY. In case any one or more of the provisions contained in the Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability

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shall not affect any other provisions of this Agreement, which shall be construed as if such provisions had never been part of this Agreement.

                 (c) ENTIRE AGREEMENT. This Agreement and any Exhibits hereto constitute the entire agreement of the parties relating to its subject matter, and the parties agree that this Agreement supersedes all prior written or oral agreements, representations and warranties relating to its subject matter. No modification of this Agreement shall be valid unless made in writing and signed by the parties.

                 (d) LITIGATION AND ATTORNEY'S FEES. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, default or breach in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees, expenses and other costs incurred in that action or proceeding in addition to any other relief to which prevailing party may be entitled. The right to such attorney's fees, expenses, and costs shall be deemed to have accrued upon commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

                 (e) APPLICABLE LAW. This Agreement is being delivered and is intended to be performed in the State of California and shall be construed and enforced in accordance with and governed by the laws of the State of California other than and without giving effect to the laws of the State of California

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relating to choice of law.

                  (f) JURISDICTION. The parties hereto agree that any action, at law or in equity, arising under this Agreement shall be filed and conducted in and only in the Superior Court of the State of California for the County of Los Angeles or the United States District Court for the Central District of California. The parties hereby submit to the IN PERSONAM jurisdiction and venue of such courts in the State of California for the purposes of litigating any such action.

                 (g) ASSIGNMENT. Except as expressly provided herein, neither the Agreement nor any of the rights or obligations of the Employee hereunder shall be assignable or delegable by the Employee. Neither this Agreement nor any other rights or obligations of the Company hereunder shall be assignable by the Company; provided, however, that this Agreement shall be assignable to and shall be binding upon and inure to the benefit of any successor of the Company, including, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed "the Company" for the purposes of this Agreement), but shall not otherwise be assignable by the Company. Except as otherwise provided herein, Employee's right to receive payments pursuant to this Agreement shall be nonassignable.

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                   (h) MODIFICATION. This Agreement shall not be modified or
amended except by another written instrument executed by the parties hereto.

                   (i) PARAGRAPH HEADING. The headings of the several paragraphs of this Agreement are inserted solely for the convenience of reference and are not a party of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

                   (j) WAIVER. Failure of either party at any time to require performance by the other of any provision of this Agreement shall in no way affect such non-requiring party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be held to be a waiver of any succeeding breach of any provision or a waiver of the provision itself.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    "Company"
                                    OCULOKINETICS, INC.


                                    By: /s/ R Waldorf
                                       ------------------------------------
                                       Ronald A. Waldorf
                                       Vice President


                                    "Employee"


                                    By: /s/ Charles E. Phillips
                                       ------------------------------------
                                       Charles E. Phillips


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